Hudson Pacific Properties, Inc. Press Release

Hudson Pacific Properties Announces
Cash Tender Offer for Outstanding Notes

LOS ANGELES (October 5, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP) (“Hudson Pacific”) today announced that its operating partnership, Hudson Pacific Properties, L.P. (the “Company”), has commenced an offer to purchase for cash (the “Tender Offer”) up to a combined aggregate principal amount of $200,000,000 (the “Aggregate Maximum Tender Offer Amount”) of the Company’s outstanding 3.950% Senior Notes due 2027 (the “2027 Notes”) and 5.950% Senior Notes due 2028 (the “2028 Notes” and together with the 2027 Notes, the “Notes” and each a “Series” of Notes) as shown in the table below, subject to the Allocation Procedures, including the Proration Factor (each as defined below). The Company is offering to purchase $100,000,000 aggregate principal amount of each Series of Notes (the “Target Allocation”).

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding	Target Allocation	Tender Offer Consideration(1)
44409M AA4	3.950% Senior Notes due 2027	$400,000,000	$100,000,000	$980.00
44409M AD8	5.950% Senior Notes due 2028	$350,000,000	$100,000,000	$991.25

(1)Per $1,000 principal amount of Notes validly tendered as of the Expiration Date (as defined below) and accepted for purchase for each Series. Excludes accrued and unpaid interest, which also will be paid from the last interest payment date for the applicable Series to, but excluding, the Settlement Date (as defined below).

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated October 5, 2026 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase. As used herein, all Notes that have been validly tendered and not validly withdrawn at or prior to the Expiration Date are referred to as having been “validly tendered” as of the Expiration Date.

The Tender Offer will expire at 5:00 p.m., New York City time, on October 9, 2026 (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”). Notes validly tendered as of the Expiration Date will be eligible to receive the applicable Tender Offer Consideration per $1,000 principal amount of Notes accepted for purchase set forth in the table above. The Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered as of the Expiration Date and accepted for purchase will be paid by the Company promptly following the Expiration Date (the “Settlement Date”). The Company expects the Settlement Date will be October 14, 2026, the second business day after the Expiration Date. The Company intends to fund the Tender Offer Consideration plus accrued and unpaid interest for the Notes tendered in the Tender Offer with cash on hand and/or borrowings under its unsecured revolving credit facility.

Subject to certain exceptions described in the Offer to Purchase, tendered Notes can only be withdrawn before 5:00 p.m., New York City time, on the Expiration Date (the “Withdrawal Date”).

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Hudson Pacific Properties, Inc. Press Release

Following the Withdrawal Date, Holders who have tendered their Notes may not withdraw such Notes unless the Company is required to extend withdrawal rights under applicable law.

A Series of Notes will be considered an “Undersubscribed Series” if Notes of such Series in an aggregate principal amount of less than $100,000,000 for such Series are validly tendered. A Series of Notes will be considered an “Oversubscribed Series” if Notes of such Series in an aggregate principal amount equal to or in excess of $100,000,000 for such Series are validly tendered. Subject to the Aggregate Maximum Tender Offer Amount and any Proration Factor, if applicable, and subject to the satisfaction or waiver of the other conditions set forth in the Offer to Purchase, Notes validly tendered as of the Expiration Date will be accepted for purchase as follows (such procedures, the “Allocation Procedures”):

(i)Both Series Undersubscribed. If Notes of each Series in an aggregate principal amount of less than the Target Allocation are validly tendered, the Company will accept for purchase all Notes of each Series validly tendered;

(ii)One Series Oversubscribed and One Series Undersubscribed; and Aggregate Maximum Tender Offer Amount Not Exceeded. If (a) Notes of one Series are validly tendered in an aggregate principal amount equal to or in excess of the Target Allocation, (b) Notes of the other Series are validly tendered in an aggregate principal amount of less than the Target Allocation, and (c) the combined aggregate principal amount of Notes of both Series that are validly tendered is equal to or less than the Aggregate Maximum Tender Offer Amount, the Company will accept for purchase all Notes of each Series validly tendered;

(iii)One Series Oversubscribed and One Series Undersubscribed; and Aggregate Maximum Tender Offer Amount Exceeded. If (a) Notes of one Series are validly tendered in an aggregate principal amount equal to or in excess of the Target Allocation, (b) Notes of the other Series are validly tendered in an aggregate principal amount of less than the Target Allocation, and (c) the combined aggregate principal amount of Notes of both Series that are validly tendered is greater than the Aggregate Maximum Tender Offer Amount, the Company will accept for purchase (x) all validly tendered Notes of the Undersubscribed Series and (y) validly tendered Notes of the Oversubscribed Series, on a pro rata basis, up to an aggregate principal amount equal to (I) $200,000,000 minus (II) the aggregate principal amount of Notes of the Undersubscribed Series accepted for purchase (such amount, the “Accepted Allocation”); and

(iv)Both Series Oversubscribed. If Notes of each Series in an aggregate principal amount equal to or in excess of the Target Allocation are validly tendered, the Company will accept for purchase Notes of each Series, on a pro rata basis, up to the Target Allocation for each such Series.

If, pursuant to clause (iii) or clause (iv) above, Notes of an Oversubscribed Series are to be accepted for purchase on a pro rata basis, a separate proration factor (the “Proration Factor”) will be determined for each such Oversubscribed Series. The Proration Factor for a Series will be the quotient, expressed as a percentage, obtained by dividing (x) the maximum aggregate principal amount of Notes of such Series that may be accepted for purchase in accordance with the Allocation Procedures by (y) the aggregate principal amount of Notes of such Series validly tendered. In applying the Proration Factor, the aggregate principal amount of Notes of such Series validly tendered by each Holder will be multiplied by the Proration Factor, and the

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Hudson Pacific Properties, Inc. Press Release

resulting product will be rounded down to the nearest $1,000 principal amount, so that the aggregate principal amount of Notes of such Series accepted for purchase will come nearest to but not exceed the Target Allocation or the Accepted Allocation for such Series, as applicable, and the aggregate principal amount of Notes of both Series accepted for purchase will not exceed the Aggregate Maximum Tender Offer Amount.

The Company will determine the applicable Proration Factor for each Oversubscribed Series as soon as practicable after the Expiration Date and will use commercially reasonable efforts to announce such Proration Factor by press release or other public announcement that is widely disseminated by 10:00 a.m., New York City time, on the next business day after the Expiration Date, or as soon thereafter as practicable. If the application of the Proration Factor to a Holder’s validly tendered Notes of a Series would result in less than $2,000 principal amount of Notes of such Series being returned to such Holder, the Company will accept or reject all of such Holder’s validly tendered Notes of such Series.

The Company reserves the right, subject to applicable law, to increase or decrease the Aggregate Maximum Tender Offer Amount or to terminate the Tender Offer with respect to either or both Series of Notes at any time prior to the Expiration Date. The Company will not increase or decrease the Target Allocation for either Series without a corresponding increase or decrease in the Aggregate Maximum Tender Offer Amount, and will not increase or decrease the Aggregate Maximum Tender Offer Amount without a corresponding increase or decrease in the Target Allocation for each Series.

Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. A copy of the Offer to Purchase is available at https://www.gbsc-usa.com/hpp/ or may be obtained from Global Bondholder Services Corporation, the Information Agent and Tender Agent for the Tender Offer, at (855) 654-2014 (toll free) or (212) 430-3774 or by email to contact@gbsc-usa.com. In connection with the Tender Offer, the Company has retained Wells Fargo Securities, LLC as the exclusive Dealer Manager. Questions regarding the Tender Offer should be directed to Wells Fargo Securities, LLC by calling collect at (704) 410-4759 or toll free at (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes or any other securities. The Tender Offer is being made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of Hudson Pacific, its board of directors, the Company or their affiliates, the Dealer Manager, the Information Agent and Tender Agent or the trustees with respect to the Notes is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Hudson Pacific Properties
Hudson Pacific Properties, Inc. (NYSE: HPP) owns, operates, develops and redevelops top-tier office real estate across high-barrier-to-entry West Coast gateway markets, including the San Francisco Bay Area, Los Angeles, Seattle and Vancouver. The Company also owns a studio platform unique among publicly traded REITs, comprising one of the largest independent studio operations in Los Angeles, along with an additional studio in New York. Hudson Pacific’s in-service portfolio of 45 properties includes approximately 12.6 million square feet of office space

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Hudson Pacific Properties, Inc. Press Release

and approximately 1.7 million square feet of studio space, leased to investment-grade and blue-chip tenants in technology and media, balanced by legal, government, retail and financial and business services users. The Company has been named GRESB’s Global Sector Leader for U.S. office five years running and was one of the first REITs to achieve carbon neutrality across its operations, which it has maintained since 2020.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond Hudson Pacific’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect Hudson Pacific’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Hudson Pacific disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Hudson Pacific’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Hudson Pacific’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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